SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                    ----------------------------------


                                FORM 8-K/A
                              AMENDMENT NO. 1

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported:  May 16, 1997)
                              (March 5, 1997)



                              J. BAKER, INC.
                              --------------
            (Exact name of registrant as specified in its charter)



    Massachusetts                 0-14681                    04-2866591
    -------------                 -------                    ----------
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                         Identification Number)


                555 Turnpike Street, Canton, Massachusetts  02021
                -------------------------------------------------
                      (Address of principal executive offices)


         (Registrant's telephone number, including area code:  (617) 828-9300
                                                                -------------
                            Not Applicable
                            --------------
       (former Name or Former Address, if Changed Since Last Report)

This amendment to the Registrant's Current Report on Form 8-K amends Item 7 to add the pro forma financial statement information required to be filed.

Item 2.  Acquisition or Disposition of Assets

         On March 5, 1997, J. Baker, Inc. (the "Company") sold substantially all of the assets of its Shoe Corporation of America ("SCOA") division to an entity formed by CHB Capital Partners of Denver, Colorado along with Dennis B. Tishkoff, President of SCOA, and certain members of SCOA management (collectively "CHB"), for net cash proceeds of approximately $40.0 million. The transaction involved the transfer to CHB of the SCOA division's inventory, fixed assets, intellectual property and license agreements for the various department and specialty store chains serviced by SCOA as well as the assumption by CHB of certain liabilities of the SCOA division.

         On March 10, 1997, the Company completed the sale of its Parade of Shoes division to Payless ShoeSource, Inc. of Topeka, Kansas ("Payless") for net cash proceeds of approximately $20.0 million. The transaction involved the transfer to Payless of the Parade of Shoes division's 186 store leases, inventory, fixed assets and intellectual property as well as the assumption by Payless of certain liabilities of the Parade of Shoes division.

         The net cash proceeds totaling approximately $60.0 million received by the Company from both the SCOA and Parade of Shoes transactions, after funding of escrow indemnity accounts and payment of related expenses and payables, were used to pay down the Company's bank debt pursuant to the Revolving Credit and Loan Agreement between J. Baker, Inc., JBI, Inc. and Fleet National Bank, as Agent, (the "Credit Agreement"). Upon consummation of the aforementioned transactions, the Company's aggregate commitment amount under the Credit Agreement was reduced from $205 million to $145 million.





















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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

                                                                                                      Page
(b)      Pro Forma Financial Information

                  --Pro forma consolidated condensed balance sheet at                                   4
                    February 1, 1997

                  --Pro forma consolidated statement of earnings for the                                 5
                    year ended February 1, 1997

                  --Notes to pro forma consolidated financial statements                                 6

         The following unaudited pro forma consolidated condensed balance sheet as of February 1, 1997 and the pro forma consolidated statement of earnings for the year ended February 1, 1997 give effect to the dispositions by the Company of its SCOA and Parade of Shoes divisions.

         The pro forma statements have been prepared by management of J. Baker, Inc. based on the historical financial statements of the Company. Each gives effect to the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial statements as if the dispositions had occurred, for purposes of the unaudited statement of earnings, on February 4, 1996 (the beginning of the fiscal year ended February 1, 1997), and for purposes of the unaudited consolidated condensed balance sheet, on February 1, 1997.

         The unaudited pro forma statements presented are for informational purposes only and do not purport to represent what the Company's financial condition and results of operations would have been, as of and for the year ended February 1, 1997, respectively, had the dispositions taken place on the dates indicated above, or to project the Company's financial position or results of operations for any future date or period.

         The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable. The pro forma financial information should be read in conjunction with the February 1, 1997 audited consolidated financial statements of J. Baker, Inc.

                         J. BAKER, INC. AND SUBSIDIARIES
                 Pro Forma Consolidated Condensed Balance Sheet
                                February 1, 1997
                            (Unaudited, in thousands)

                                                                                          Pro Forma              Pro Forma
                                                                 As Reported            Adjustments(1)            Balances
                                                                 -----------            --------------           ----------
Assets
Current assets:
      Cash and cash equivalents                                    $   3,969                                      $  3,969
      Accounts receivable, net                                        16,510                                        16,510
      Merchandise inventories                                        146,045                                       146,045
      Prepaid expenses                                                 6,031                                         6,031
      Deferred income taxes                                           37,548                                        37,548
      Assets held for sale                                            62,256                  (62,256)                   -
                                                                    --------                                       -------

      Total current assets                                           272,359                                       210,103
                                                                    --------                                       -------

Property, plant and equipment, at cost,
      less accumulated depreciation
      and amortization of $40,033                                     76,654                                        76,654

Deferred income taxes                                                 26,199                                        26,199

Other assets, at cost, less accumulated
      amortization                                                     7,309                    4,156               11,465
                                                                     -------                                       -------
                                                                    $382,521                  (58,100)            $324,421
                                                                     =======                                       =======
Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                               $57,006                   (5,800)             $51,206
      Accrued expenses                                                29,837                   (1,300)              28,537
      Other current liabilities                                        3,393                                         3,393
                                                                      ------                                        ------
      Total current liabilities                                       90,236                                        83,136
                                                                      ------                                        ------

Other liabilities                                                      6,203                   (3,000)               3,203
Long-term debt, net of current portion                               140,788                  (48,000)              92,788
Senior subordinated debt                                               2,952                                         2,952
Convertible subordinated debt                                         70,353                                        70,353

Stockholders' equity                                                  71,989                                        71,989
                                                                     -------                                       -------

                                                                    $382,521                  (58,100)            $324,421
                                                                     =======                                       =======








See accompanying notes to pro forma consolidated financial statements.

                         J. BAKER, INC. AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                                February 1, 1997
               (Unaudited, in thousands, except per share amounts)

                                                                                          Pro Forma              Pro Forma
                                                                 As Reported            Adjustments(1)            Balances
                                                                 -----------            -------------            ---------

Net sales                                                           $897,492                $(300,740)           $ 596,752

Cost of sales                                                        542,247                 (174,815)             367,432
                                                                     -------                 --------             --------

      Gross profit                                                   355,245                 (125,925)             229,320

Selling, administrative and
      general expenses                                               347,977                 (119,069)             228,908

Depreciation and amortization                                         29,431                   (6,390)              23,041

Restructuring and other non-recurring
      charges                                                        122,309                                       122,309
                                                                     -------                                       -------

      Operating loss                                                (144,472)                    (466)            (144,938)

Interest income                                                          254                                           254

Interest expense                                                     (13,056)                   4,920               (8,136)
                                                                      ------                    -----              -------

      Profit (loss) before taxes                                    (157,274)                   4,454             (152,820)

Income tax expense (benefit)                                         (45,846)                   1,737              (44,109)
                                                                     -------                    -----              -------

      Net loss                                                     $(111,428)                   2,717            $(108,711)
                                                                    ========                                      ========

Loss per common share:

      Primary                                                         $(8.02)                                       $(7.83)
                                                                    ========                                      ========

      Fully diluted                                                   $(8.02)                                       $(7.83)
                                                                    ========                                      ========

Number of shares used to compute loss per common share:

      Primary                                                         13,888                                        13,888
                                                                    ========                                      ========

      Fully diluted                                                   13,901                                        13,901
                                                                    ========                                      ========



See accompanying notes to pro forma consolidated financial statements.

J. Baker, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Financial Statements

(1) As previously disclosed in the Company's Form 10-K for the fiscal year ended February 1, 1997 and elsewhere in this Form 8-K in March, 1997, the Company completed the sales of its Shoe Corporation of America ("SCOA") and Parade of Shoes divisions. Included in the Company's balance sheet at February 1, 1997, the then net realizable values of the assets in both the SCOA and Parade of Shoes divisions were classified as "Assets held for sale".

      Following is an analysis of the receipt and application of the sales proceeds as if the sales of both divisions occurred on February 1, 1997 (in thousands):

      Net value of assets held for sale at February 1, 1997                                               $62,256

      Less:  Proceeds placed in escrow accounts                                        (4,156)
             Payment of transaction related expenses                                   (1,300)
             Payment of Parade of Shoes accounts payable                               (5,800)
             Payment of contractual contingent payment obligation
               to former SCOA stockholders                                             (3,000)
                                                                                                          (14,256)
                                                                                                          -------

      Pro forma proceeds available to pay bank debt                                                       $48,000
                                                                                                           ------

      From February 1, 1997 until the time of the actual closing dates of each of the transactions in March, 1997, the inventory value in the Company's SCOA and Parade of Shoes divisions, net of the increase in each division's accounts payable, increased by $12.0 million, thus increasing the proceeds received on the sale of both divisions to $60.0 million from $48.0 million.

(2) Pro forma adjustments to the Company's Consolidated Statement of Earnings for the year ended February 1, 1997 remove the results of operations for both the SCOA and Parade of Shoes divisions. In addition, the pro forma adjustment to reduce interest expense represents the receipt of $60.0 million in proceeds from the sales of both divisions, which proceeds were used to reduce the Company's outstanding bank debt. The pro forma effective tax rate used was 39.0%, the effective rate used on reported pre-tax income excluding restructuring and other non-recurring charges.










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



                                 SIGNATURES


    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  J. Baker, Inc.
                                                  (Registrant)



                                                  By/s/Alan I. Weinstein
                                                    ----------------------
                                                    Alan I. Weinstein

Date:    Canton, Massachusetts
         May 16, 1997






























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